UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2017

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TripAdvisor, Inc. We will hold the Annual Meeting on Thursday, June 22, 2017, at 1:00 p.m. local time at the Residence Inn, 80 B Street, Needham, MA 02494.

At the Annual Meeting, stockholders will be asked (1) to elect the eight directors named in this Proxy Statement, (2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and (3) to consider and act upon any other business that may properly come before the meeting and any adjournments or postponements thereof. The Board of Directors recommends a vote FOR proposals (1) and (2).

You may vote if you were a stockholder of record on April 24, 2017. You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on the website noted in the Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your stockholder identification number, which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,
STEPHEN KAUFER
President and Chief Executive Officer

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TRIPADVISOR, INC.

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 22, 2017

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Thursday, June 22, 2017, at 1:00 p.m. local time at the Residence Inn, 80 B Street,  Needham, MA 02494. At the Annual Meeting, stockholders will be asked to consider the following:

1.To elect the eight directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.To consider and act upon any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TripAdvisor capital stock at the close of business on April 24, 2017 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will furnish proxy materials over the Internet.  We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 26, 2017, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

SETH J. KALVERT
Senior Vice President, General Counsel and Secretary

April 26, 2017

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 22, 2017

This Proxy Statement and the 2016 Annual Report are available at:

http://ir.tripadvisor.com/annual-proxy.cfm

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TRIPADVISOR, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

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PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of TripAdvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by TripAdvisor’s Board of Directors for use at its 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “TripAdvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to TripAdvisor, Inc. and its subsidiaries.  An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2016, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

TripAdvisor’s principal executive offices are currently located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to TripAdvisor stockholders on or about April 26, 2017.

Date, Time and Place of Meeting

The Annual Meeting will be held on Thursday, June 22, 2017, at 1:00 p.m. local time at the Residence Inn, 80 B Street, Needham, MA  02494.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

The Board of Directors established the close of business on April 24, 2017 as the record date for determining the holders of TripAdvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 128,411,141 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, in (i) the election of six of the eight director nominees and (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2017. TripAdvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the two director nominees that the holders of TripAdvisor common stock are entitled to elect as a separate class pursuant to TripAdvisor’s restated certificate of incorporation.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty Interactive Corporation (“Liberty”) was transferred to Liberty TripAdvisor Holdings, Inc. (“LTRIP”).  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.  Liberty also assigned to LTRIP its rights and obligations under the Governance Agreement between TripAdvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.1% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of the LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 21.9% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing 57.0% of our voting power. As a result, regardless of the vote of any other TripAdvisor stockholder, LTRIP has control over the vote relating to

(i) the election of six of the eight director nominees and (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of six of the eight director nominees and (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2017, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. For the election of the two directors whom the holders of TripAdvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of TripAdvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the election of our directors, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

TripAdvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of TripAdvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, TripAdvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of TripAdvisor capital stock and to request authority for the exercise of proxies. In such cases, TripAdvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder:    Your shares are represented by certificates or book entries in your name on the records of TripAdvisor’s stock transfer agent and you have the right to vote those shares directly; or

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Beneficial stockholder:    You hold your shares “in street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet.    Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone.    Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Mail.    Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1) and (2) described in this Proxy Statement.

TripAdvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

 If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request for a new proxy card to TripAdvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our Board of Directors currently consists of eight members. Pursuant to the terms of TripAdvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.  Each of the eight nominees is named below and the Board of Directors recommends that each be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier resignation or removal:

Gregory B. Maffei

Stephen Kaufer

Dipchand (Deep) Nishar

Jeremy Philips

Spencer M. Rascoff

Albert E. Rosenthaler

Sukhinder Singh Cassidy

Robert S. Wiesenthal

TripAdvisor’s restated certificate of incorporation provides that the holders of TripAdvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be two directors as of the date of the Annual Meeting. The Board has designated Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of TripAdvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board of Directors is not an even multiple of five) for election to the Board of Directors and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied.  LTRIP has designated Messrs. Maffei and Rosenthaler as its nominees to the Board of Directors.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board of Directors.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the names of each of the nominees, along with his or her age, any positions held with the company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that he or she should serve as a director of the company for the ensuing term.

Gregory B. Maffei, age 56, has been the Chairman of the Board of Directors of TripAdvisor since February 2013. Mr. Maffei has served as a director as well as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007, LTRIP since July 2013 and Liberty Broadband Corporation (“LBC”) since June 2014.  He has served as President and Chief Executive Officer of Liberty since February 2006 and as a director since November 2005.  He also served as CEO-Elect of Liberty from November 2005 through February 2006.  Prior to joining Liberty in 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation; Chairman and Chief Executive Officer of 360networks Corporation and Chief Financial Officer of Microsoft Corporation.  Mr. Maffei also currently serves as a director of the following companies:  Sirius XM Holdings Inc., Live Nation Entertainment, Inc., Charter Communications, Inc. and Zillow

Group, Inc.  Mr. Maffei is a member of the Board of Trustees of Dartmouth College and Council on Foreign Relations.  Mr. Maffei previously served on the Board of Directors of Starz, Electronic Arts, Inc., Barnes & Noble, Inc., Citrix Systems, Inc., DirecTV, Starbucks Corp., and Dorling Kindersley Limited.  Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Board Membership Qualifications:    Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy-making positions at Liberty, LMC, LBC, LTRIP, Oracle, 360networks and Microsoft and his other public company board experience. He provides our board with an executive and leadership perspective on the operation and management of large public companies and risk management principles.

Stephen Kaufer, age 54, co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date.  Mr. Kaufer has been a director of TripAdvisor since the completion of the spin-off of TripAdvisor from Expedia, Inc. (“Expedia”) in December 2011 (the “Spin-Off”).  Mr. Kaufer also serves as President and Chairman of the Board of The TripAdvisor Charitable Foundation, a private charitable foundation.  Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer serves on the boards of several privately-held companies, including CarGurus, LLC, LiveData, Inc., and GlassDoor, Inc., as well as the charity Neuroendocrine Tumor Research Foundation (formerly known as Caring for Carcinoid Foundation). Mr. Kaufer holds an A.B. in Computer Science from Harvard University.

Board Membership Qualifications:    As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of TripAdvisor’s business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several privately-held companies.

Dipchand (Deep) Nishar, age 48, has been a director of TripAdvisor since September 2013.  Since June 2015, Mr. Nishar has been Managing Director of SoftBank.  Prior to that, from January 2009 to October 2014, Mr. Nishar served in various roles with LinkedIn Corporation, most recently as Senior Vice President, Products and User Experience.  From August 2003 to January 2009, Mr. Nishar served in various roles with Google Inc., most recently as the Senior Director of Products for the Asia-Pacific region.  Mr. Nishar served on the Board of Directors of OPower, Inc. from August 2013 to June 2016.  Mr. Nishar holds an M.B.A. with highest honors (Baker Scholar) from Harvard Business School, an M.SEE from University of Illinois, Urbana-Champaign, and a B.Tech with honors from the Indian Institute of Technology.

Board Membership Qualifications:     Mr. Nishar has significant operational experience in those areas which are directly applicable to TripAdvisor’s business and areas of focus.  Mr. Nishar has an extensive background in the Internet industry and, in particular, the digital media and online advertising sectors.

Jeremy Philips, age 44, has been a director of TripAdvisor since December 2011.  He has been a general partner of Spark Capital since May 2014.  From January 2012 until May 2014, Mr. Philips invested in private technology companies.  From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From July 2004 to March 2010, Mr. Philips held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman.  Prior to joining News Corporation, he served in several roles, including co-founder and Vice-Chairman of ecorp, a publicly traded Internet holding company, and as an analyst at McKinsey & Company.  Mr. Philips is a director of several private Internet companies.  He is an adjunct professor at Columbia Business School and holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications:    Mr. Philips has significant strategic and operational experience, acquired through his service as Chief Executive Officer of Photon Group Limited and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

Spencer M. Rascoff, age 41, has been a director of TripAdvisor since September 2013. Mr. Rascoff has served as the Chief Executive Officer of Zillow Group, Inc. since September 2010 and has served as a member of its Board of Directors since July 2011. Mr. Rascoff joined Zillow as one of its founding employees in 2005 as Vice President of Marketing and Chief Financial Officer from December 2008 to September 2010.   From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, or IAC, Expedia’s parent company at the time. Mr. Rascoff previously served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm, and an associate at TPG Capital, a private equity firm.  Mr. Rascoff serves on the Seattle Children’s Hospital Research Institute Advisory Board.  Mr. Rascoff  served on the Board of Directors of  Julep Beauty Incorporated, a privately-held beauty products company, from February 2013 to December 2016.  Mr. Rascoff graduated cum laude with a B.A. in Government and Economics from Harvard University.

Board Membership Qualifications:    Mr. Rascoff has significant operational and financial experience, acquired through his current service as Chief Executive Officer and prior service as Chief Financial Officer of Zillow. Mr. Rascoff also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry and global travel industry.

Albert E. Rosenthaler, age 57, has been a director of TripAdvisor since February 2016. Mr. Rosenthaler has served as Chief Corporate Development Officer of LMC, Liberty and LBC since September 2016 and previously served as Chief Tax Officer from January 2016 to September 2016.  Prior to that, Mr. Rosenthaler served as a Senior Vice President of LMC (including its predecessor) from May 2007 to December 2015, a Senior Vice President of Liberty from April 2002 to December 2015 and a Senior Vice President of LBC from June 2014 to December 2015.  Mr. Rosenthaler has also served on the Board of Directors of LTRIP since August 2014.  He is a graduate of Olivet College (B.A.) and University of Illinois (M.A.S.).

Board Membership Qualifications:    Mr. Rosenthaler has significant executive and financial experience gained through his service as Senior Vice President of Liberty and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining Liberty.  Mr. Rosenthaler brings a unique perspective to our Board of Directors, focused in particular on the area of tax management.  Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Sukhinder Singh Cassidy, age 47, has been a director of TripAdvisor since December 2011. In January 2011, Ms. Singh Cassidy founded Joyus, a video commerce platform.  She currently serves as Founder and Chairman of the Board of Joyus and previously served as Chief Executive Officer from January 2011 to February 2017.  From March 2010 to September 2010, Ms. Singh Cassidy served as Chief Executive Officer and Chairman of the Board of Polyvore, Inc., a privately-held social commerce website.  From April 2009 to March 2010, she was CEO-in-residence at Accel Partners, a global venture and growth equity firm.  From October 2003 to April 2009, Ms. Singh Cassidy held various positions at Google Inc., including, most recently, Global Vice President of Sales and Operations for Asia Pacific and Latin America.  Previously, Ms. Singh Cassidy worked with Yodlee.com, Amazon.com and News Corporation, and in investment banking with Merrill Lynch & Co., Inc.  Ms. Singh Cassidy currently serves on the board of Ericsson (NASDAQ:  ERIC) and has previously served on the boards of J. Crew Group, Inc., J. Hilburn, Inc. and StitchFix, Inc. She has also served on the Princeton Computer Science Advisory Council as well as the board of Jobtrain, a non-profit focused on vocational training for troubled youth and adults.  Ms. Singh Cassidy graduated from the University of Western Ontario and earned her H.B.A. from the Richard Ivey School of Business.

Board Membership Qualifications:    Through her experience as a consumer Internet and media executive, Ms. Singh Cassidy has in-depth knowledge of the online media and advertising sectors. Ms. Singh Cassidy also possesses extensive executive, strategic and operational experience.

Robert S. Wiesenthal, age 50, has been a director of TripAdvisor since December 2011. Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of FlyBlade, Inc., a short distance aviation company that leverages mobile technology and crowdsourcing business processes.  From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America.  Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director.  Mr. Wiesenthal previously served on the Board of Directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications:    Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should be nominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to TripAdvisor and our Board of Directors as demonstrated by the nominee’s past service. The Board of Directors considered the NASDAQ requirement that TripAdvisor’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Ms. Singh Cassidy and Messrs. Maffei, Kaufer, Nishar, Rascoff and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock, present in person or represented by proxy, voting together as a separate class.

Valid proxies received pursuant to this solicitation will be voted in the manner specified.  With respect to the election of directors, you may vote “FOR” or “WITHHOLD”.  Where no specification is made, it is intended that the proxies received from stockholders will be voted FOR the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Executive Officers

Set forth below is certain background information, as of April 24, 2017, regarding TripAdvisor’s executive officers. There are no family relationships among directors or executive officers of TripAdvisor.

Name	Age	Position

Stephen Kaufer	54	Director, President and Chief Executive Officer
Ernst Teunissen	50	Senior Vice President, Chief Financial Officer and Treasurer
Seth J. Kalvert	47	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	46	President, Vacation Rentals and Attractions
Barrie Seidenberg	52	Chief Executive Officer, Attractions

Refer to “Proposal 1:  Election of Directors” above for information about our President and Chief Executive Officer Stephen Kaufer.

Ernst Teunissen has served as Senior Vice President, Chief Financial Officer and Treasurer of TripAdvisor since November 2015. From October 2009 to October 2015, Mr. Teunissen served in various capacities with Cimpress, N.V. (formerly known as Vistaprint, N.V.), most recently as Executive Vice President and Chief Financial Officer.  Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms:  Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009.  From August 1999 to February 2003, Mr. Teunissen served as an Executive Director in Morgan Stanley’s Investment Banking Division in London.  Mr. Teunissen worked as an Associate Director in Investment Banking at Deutsche Bank from February 1997 to February 1999 and as a Senior Strategy Consultant at Monitor Company from April 1990 to February 1995.  Mr. Teunissen holds an M.B.A. from the University of Oregon and a B.A. from Nijenrode University, The Netherlands School of Business.

Seth J. Kalvert has served as Senior Vice President, General Counsel and Secretary of TripAdvisor since August 2011. Mr. Kalvert also serves as Secretary and a director of The TripAdvisor Charitable Foundation, a private charitable foundation.  Prior to joining TripAdvisor, from March 2005  to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert worked at IAC. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm.  Mr. Kalvert also serves on the Board of Directors of Citizen Schools and as Secretary and a director of the Internet Association, an industry trade group.  Mr. Kalvert holds an A.B. from Brown University and a J.D. from Columbia Law School.

Dermot M. Halpin currently serves as President of TripAdvisor’s Vacation Rentals and Attractions divisions.  Mr. Halpin has been serving as President of the Vacation Rentals division since December 2011 and assumed responsibility for the Attractions division in November 2016.  Mr. Halpin served as a board member, commencing June 2009 and Chief Executive Officer commencing November 2009 of Autoquake, a venture-backed consumer Internet business, until his resignation in March 2011.  Prior to Autoquake, from October 2001 to December 2008, Mr. Halpin worked at Expedia, most recently serving as President of Expedia EMEA (Europe, Middle East and Africa).  Before joining Expedia, Mr. Halpin worked at several technology-driven businesses. Mr. Halpin holds an M.B.A. from INSEAD and studied engineering at University College Dublin, Ireland.

Barrie Seidenberg has served as the Chief Executive Officer of the Attractions division of TripAdvisor since TripAdvisor acquired Viator, Inc. in August 2014.  Ms. Seidenberg joined Viator as President in 2005 and took on the additional role of Chief Executive Officer in 2008.  Before joining Viator, Ms. Seidenberg was Chief Marketing Officer at Preview Travel, one of the early leaders in online travel.  She has previously held senior-level positions with Atinera, Williams-Sonoma and American Express. Ms. Seidenberg received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Board of Directors

Director Independence

Under the NASDAQ Stock Market Listing Rules (the “NASDAQ Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the NASDAQ Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

The Board of Directors has determined that each of Ms. Singh Cassidy and Messrs. Nishar, Philips, Rascoff and Wiesenthal is an “independent director” as defined by the NASDAQ Rules. In making its independence determinations, the Board of Directors considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the NASDAQ Rules, members of the Audit Committee and Compensation Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the NASDAQ Rules for audit committee members and by the SEC, NASDAQ Rules and the Internal Revenue Service for compensation committee members.

Controlled Company Status

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.

As of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.1% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.9% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.0% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its TripAdvisor holdings and related voting arrangements with the SEC.

The NASDAQ Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as TripAdvisor, from certain governance requirements under the NASDAQ Rules, including, among other items, the requirement that our Board of Directors be comprised of a majority of independent directors. On this basis, TripAdvisor is relying on the exemption for controlled companies from certain requirements under the NASDAQ Rules, including, among others, the requirement that the Compensation Committees be composed solely of independent directors and certain requirements relating to the nomination of directors. We may, in the future, rely on other exemptions available to a controlled company, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board of Directors, and Mr. Kaufer serves as President and Chief Executive Officer of TripAdvisor. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of TripAdvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of TripAdvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board of Directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board of Directors chair our Audit Committee, Compensation Committee and Section 16 Committee.

Meeting Attendance

The Board of Directors met four times in 2016 and acted by written consent one time. During such period, each member of the Board of Directors attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of TripAdvisor stockholders. All of the incumbent directors who were directors at the time have historically attended the annual meetings of stockholders.

Committees of the Board of Directors

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the “Corporate Governance” section of the Investor Relations page of TripAdvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board of Directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit, Compensation and Section 16 Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of each committee of the Board of Directors.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Stephen Kaufer	—	—	—	X
Dipchand (Deep) Nishar *	—	X	X	—
Jeremy Philips *	X	—	—	—
Spencer M. Rascoff *	X	—	—	—
Albert Rosenthaler	—	—	—	—
Sukhinder Singh Cassidy *	—	Chair	Chair	—
Robert S. Wiesenthal *	Chair	—	—	—

*	Independent director

Audit Committee.    The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Philips, Rascoff and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee.  Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Wiesenthal, Philips and Rascoff is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board of Directors to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the independent registered public accounting firm and our internal audit department, and (iv) our compliance with legal and regulatory requirements. The Audit Committee met six times in 2016. The formal report of the Audit Committee with respect to the year ended December 31, 2016 is set forth in the section below titled “Audit Committee Report.”

Compensation Committee.    The Compensation Committee consists of Ms. Singh Cassidy and Messrs.  Maffei and Nishar. Ms. Singh Cassidy is the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).With the exception of Mr. Maffei, each member is an “independent director” as defined by the NASDAQ Rules.  No member of the Compensation Committee is an employee of TripAdvisor.

The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below). A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” The Compensation Committee met five times in 2016.

Section 16 Committee.    The Section 16 Committee consists of Ms. Singh Cassidy and Mr. Nishar. Ms. Singh Cassidy is the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the NASDAQ Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to TripAdvisor’s executive officers. The Section 16 Committee met five times in 2016.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee.    The Executive Committee consists of Messrs. Kaufer and Maffei. The Executive Committee has the powers and authority of the Board of Directors, except for those matters that are specifically reserved to the Board of Directors under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. Following are some examples of matters that could be handled by the Executive Committee: (i) oversight and implementation of matters approved by the Board of Directors, (ii) administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under TripAdvisor’s financing arrangements and (iii) in the case of a natural disaster or other emergency as a result of which a quorum of the Board of Directors cannot readily be convened for action, directing the management of the business and affairs of TripAdvisor during such emergency or natural disaster. The Executive Committee met informally regularly throughout 2016.

Risk Oversight

Assessing and managing risk is the responsibility of TripAdvisor’s management. Our Board of Directors oversees and reviews certain aspects of our risk management efforts. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The President and Chief Executive Officer, the Senior Vice President, Chief Financial Officer and Treasurer and the Senior Vice President, General Counsel and Secretary attend Board meetings and discuss operational risks with the Board. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our overall corporate strategy, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee has primary responsibility for discussing with management TripAdvisor’s major financial risks and the steps management has taken to monitor and control such risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, General Counsel, the Vice President of Tax and the Chief Accounting Officer as well as from representatives of internal audit, the company’s compliance committee and our auditors. The Audit Committee makes regular reports to the Board of Directors. In addition, TripAdvisor has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs, policies and practices and evaluates whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on TripAdvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committee working with management has assessed the compensation policies and practices for our employees, including our executive officers, and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on TripAdvisor.

Ultimately, though, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducts annually an enterprise and internal audit risk assessment and uses the results of these assessments in its risk management efforts. In addition, management has formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards

Director Nominations

Given the ownership structure of TripAdvisor and our status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board of Directors does not have specific requirements for eligibility to serve as a director of TripAdvisor, nor does it have a specific policy on diversity; however, the Board of Directors does consider, among other things, diversity when considering nominees to serve on our Board of Directors. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board of Directors considers whether the professional and personal ethics and values of the candidate are consistent with those of TripAdvisor, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to TripAdvisor, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board of Directors, and whether the candidate is prepared and qualified to represent the best interests of TripAdvisor’s stockholders.

Pursuant to the Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board of Directors so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and Rosenthaler as nominees for 2017. The other nominees to the Board of Directors were recommended by the Chairman and then were considered and recommended by the entire Board of Directors.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically TripAdvisor has not received such recommendations.  However, the Board of Directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board of Directors.

Communications with the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board of Directors or certain specified directors. The Secretary will then review such correspondence and forward it to the Board of Directors, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board of Directors or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the external accounting firm retained to audit the Company’s financial statements. The Audit Committee of the Board of Directors has retained KPMG LLP (“KPMG”) as TripAdvisor’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

KPMG has served as TripAdvisor’s independent registered public accounting firm continuously since the audit of the Company’s financial statements for the fiscal year ended December 31, 2014.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm.  The members of the Audit Committee and the Board believe that the continued  retention of KPMG to serve as the Company’s independent external auditor is in the best interest of the Company and its investors.  A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of TripAdvisor and our stockholders.

Required Vote

At the Annual Meeting, we will ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.  With respect to the ratification of KPMG, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was TripAdvisor’s independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.  The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees(1)	$2,018,754	$1,778,047
Other Fees	2,730	11,650
Total Fees	$2,021,484	$1,789,697

(1)

Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control and consents and other services related to SEC matters.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting compensation of, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by TripAdvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from TripAdvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related, tax and all other services provided to us by KPMG in 2016 and 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2016 and 2015, as described above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. TripAdvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles, and the effectiveness of TripAdvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board of Directors and assists the Board in monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the independent registered public accounting firm and our internal audit department, and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met six times in 2016 and, among other things, took the following actions:

•	appointed KPMG as our auditors, discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•

reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2016, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;

•

discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), and received all written disclosures and letters required by the applicable requirements of the PCAOB;

•

discussed with the auditors its independence from TripAdvisor and TripAdvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;

•

reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and

•

regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed”under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Jeremy Philips

Spencer Rascoff

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes TripAdvisor’s executive compensation program as it relates to our “named executive officers” for fiscal 2016.

Name	Position

Stephen Kaufer	President and Chief Executive Officer
Ernst Teunissen	Senior Vice President, Chief Financial Officer and Treasurer
Seth J. Kalvert	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	President, Vacation Rentals and Attractions
Barrie Seidenberg	Chief Executive Officer, Attractions

On February 15, 2016, the Company entered into an new employment agreement with Mr. Halpin in connection with his re-location from London to the Company’s corporate officers in Needham, MA.  In addition, effective May 19, 2016, the Company entered into a new employment agreement with Mr. Kalvert.  Finally, on November 17, 2016, the Company entered into a Transition Services Agreement with Ms. Seidenberg, in response to her indication of her intention to transition from her position as Chief Executive Officer of the Company’s Attractions division.  In connection with the foregoing, Mr. Halpin assumed responsibility for the Attractions division to facilitate the transition.

The Board of Directors has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers. In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee jointly as the “Compensation Committees.”

Executive Summary and 2016 Business Highlights

We have a pay for performance philosophy that guides all aspects of our compensation decisions.  For example:

•	annual salary increases are tied to individual performance and business performance over the previous fiscal year;
•	annual incentive compensation is structured so that payouts are tied to the achievement of financial targets and require year over year improvement in revenue or share price;
•	long-term incentive compensation is structured so that target equity award values are linked to individual and business performance, while realized values are tied to the Company’s share price; and
•

the interests of our named executive officers are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with multi-year vesting requirements.

In fiscal 2016, we continued to position our company for long-term growth by focusing on investments in growth initiatives such as completion of the global roll out of our instant booking platform and strengthening our position in Attractions, Restaurants and Vacation Rentals.  In addition, user reviews and opinions grew 45% year-over-year and reached 465 million at December 31, 2016, covering approximately 1,060,000 hotels and accomodations, 835,000 vacation rentals, 4.3 million restaurants and 760,000 activities and attractions worldwide.

Compensation Program Objectives

Our executive compensation program is designed to attract, motivate and retain highly skilled employees in executive positions with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of our long-term business objectives and to ensure that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. The executive compensation program is also designed so that it does not encourage our named executive officers to take unreasonable risks relating to our business. In addition, the executive compensation program is designed to reward both short-term and long-term performance and to align the financial interests of our named executive officers with the interests of our stockholders.

Management and the Compensation Committees evaluate both performance and compensation levels to ensure that we maintain our ability to attract and retain outstanding employees in executive positions. To that end, management and the Compensation Committees believe the executive compensation packages provided by TripAdvisor to our named executive officers should include both cash and equity-based compensation.

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Ms. Singh Cassidy and Messrs. Maffei and Nishar, with Ms. Singh Cassidy acting as Chairperson of the Compensation Committee.  The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Ms. Singh Cassidy and Mr. Nishar. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Singh Cassidy is also the Chairperson of the Section 16 Committee.

Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Mr. Kaufer, our President and Chief Executive Officer, annually reviews the performance of TripAdvisor and each named executive officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual bonus and grants of equity awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers. In 2016, the Compensation Committees retained Compensia, Inc. (“Compensia”), a management consulting firm providing executive compensation advisory services to compensation committees and senior management, to assist in an evaluation of TripAdvisor’s compensation peer group, to use the compensation peer group to compile and analyze competitive compensation market data for our named executive officers, to advise on matters related to our long-term incentive compensation structure and to evaluate equity compensation programs generally.  The compensation consultant also consults with the Compensation Committees about director compensation. The Compensation Committees consider input from their compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committees have determined that their relationship with Compensia and the work performed by Compensia on behalf of the Compensation Committees has not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to Compensia for work performed in 2016 and confirmed that such payments did not exceed $120,000.

Role of Stockholders

TripAdvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2016 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 18, 2015, which was approved by over 90% of the votes cast. As a result, the Compensation Committees did not make any significant changes to our executive compensation program for 2016. The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We will hold a say-on-pay vote every three years until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2018 Annual Meeting of Stockholders.  Our next say-on-pay vote will also be held at the 2018 Annual Meeting of Stockholders.

Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, an annual bonus and equity awards. Generally, the Compensation Committees review these elements in the first quarter of each year in light of business and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term incentive compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore refrained from adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

The following chart illustrates the composition of the target total direct compensation for the Chief Executive Officer and for the other current named executive officers between base salary, short term and long term compensation. All elements of compensation are considered to be “at-risk” with the exception of base salary.

(1)	CEO Total Compensation consists of 2016 annualized base salary, 2016 annual bonus, and the grant date fair-value of his 2013 equity grant prorated for the portion of service period attributed to 2016.
(2)

Other NEO Total Compensation is defined as 2016 annualized base salary, 2016 annual bonus, and the 2016 grant date value of annual equity awards as disclosed in the Summary Compensation Table.  The Other NEO Total Compensation Mix chart reflects the average Total Compensation of Mr. Teunissen,  Mr. Kalvert, Mr. Halpin, and Ms. Seidenberg.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.  The following chart illustrates the percentage of compensation which is fixed versus variable and the allocation between short and long-term compensation.

(1)

For our CEO and Other NEOs, Fixed Compensation consists solely of 2016 annualized base salary.  For our CEO, Variable Compensation consists of 2016 annual bonus, and the grant date fair-value of the CEO’s 2013 equity grant prorated for the portion of service period attributed to 2016. For Other NEOs, Variable Compensation consists of 2016 annual bonus and the 2016 grant date value of annual equity awards as disclosed in the Summary Compensation Table.

(2)

For our CEO and Other NEOs, short-term incentive compensation consists of 2016 annual bonus.  For our CEO, long-term incentive compensation consists of grant date fair-value of the CEO’s 2013 equity grant prorated for the portion of service period attributed to 2016.  For Other NEOs, short-term incentive compensation consists of 2016 annual bonus, while long-term incentive compensation is defined as grant date value of annual equity awards as disclosed in the Summary Compensation Table. The Other NEO compensation reflected in the tables above reflects the compensation averages for Mr. Teunissen, Mr. Kalvert, Mr. Halpin and Ms. Seidenberg.

Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on his or her responsibilities, prior experience, individual compensation history and salary levels of other executives within TripAdvisor and similarly situated executives at comparable companies. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

•	the named executive officer’s total compensation relative to other executives in similarly situated positions,
•	his or her individual performance relative to performance goals established between our President and Chief Executive Officer and the named executive officer,
•	his or her responsibilities, prior experience, and individual compensation history, including any non-standard compensation,
•	the terms of his or her employment agreement, if any,
•	competitive compensation market data, when available,
•	general economic conditions, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved 2016 salary changes for our named executive officers.  The table below describes, for each named executive officer, the 2015 base salary, the base salary increase and the 2016 base salary.

Name	2015	Annual Salary Increase (Decrease)	2016
Stephen Kaufer	$700,000	$-	$700,000
Ernst Teunissen (1)	$425,000	$-	$425,000
Seth Kalvert	$398,475	$26,525	$425,000
Dermot M. Halpin (2)	$390,000	$10,000	$400,000
Barrie Seidenberg	$350,000	$50,000	$400,000

(1)	Mr. Teunissen’s employment commenced on November 9, 2015 and the salary information reflects his annual base salary effective that date.
(2)

Mr. Halpin’s base salary was paid in GBP until October 1, 2015, after which Mr. Halpin relocated to the United States and his base salary began to be paid in USD at an annual rate of $390,000.  The amounts set forth above represent Mr. Halpin’s 2015 base salary as of October 1, 2015 and 2016 base salary stated in terms of USD.

Adjustments were made to the annual base salary of the named executive officers, primarily in acknowledgement of the extent to which they had achieved their individual performance goals and in response to the analysis provided by Compensia on competitive compensation market data for executive officers within our peer group in comparable positions.

Annual Bonuses

Annual bonuses are awarded to recognize and reward each named executive officer’s annual contribution to Company performance. Unless otherwise provided by the provisions of his or her employment agreement, the target annual bonus opportunities for our named executive officers are generally established by the Compensation Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation).

In February 2017, management recommended bonuses with respect to calendar year 2016 for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	TripAdvisor’s performance against strategic initiatives,
•	the named executive officer’s target bonus opportunity, if any,
•	his or her individual performance,
•	the overall funding of the bonus pool,
•	the amount of bonus relative to other TripAdvisor executives,
•	general economic conditions,
•	competitive compensation market data, when available, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

Annual incentive bonuses awarded to our named executive officers for 2016 were subject to the achievement of performance goals relating either to stock price performance or revenue, which were satisfied. These performance goals were designed to permit TripAdvisor to deduct all named executive officer compensation for 2016 in accordance with Section 162(m) of the Code. Specifically, the bonuses awarded to our named executive officers in 2016 were subject to the satisfaction of one of the following performance goals:

•	The revenues of TripAdvisor in fiscal 2016 must be greater than revenues in fiscal 2015, excluding the benefit of any acquisitions by TripAdvisor during this period; or
•

The closing price per share of TripAdvisor common stock as reported on Nasdaq shall be at least 5% higher than the closing price of TripAdvisor’s common stock on February 3, 2016, which was $62.77 per share, on any 30 trading days during the period beginning February 3, 2016 and ending December 31, 2016 (such days not necessarily consecutive), taking into account any Share Change or Corporate Transaction (each as defined in the TripAdvisor Amended and Restated 2011 Stock and Annual Incentive Plan (the “2011 Plan”)).

In general, these performance goals reflect the minimally acceptable Company performance that must be achieved for bonuses to be awarded to our named executive officers, but with respect to which there is substantial uncertainty when established. The Compensation Committees may exercise negative discretion in making the annual bonus awards.   As a result, while performance targets were used in setting compensation under this plan, ultimately the levels of those targets and the Compensation Committees’ use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan.

After consideration of the factors discussed above (including confirmation of satisfaction of the performance goals established for the Company and individual performance goals established between our President and Chief Executive Officer and the named executive officers), the Compensation Committees awarded 2016 bonuses to our named executive officers.  The table below describes, for each named executive officer, the target bonus for 2016, the actual bonus paid and percentage of bonus paid relative to target.

Name	Target Bonus as % of Base Salary	Target Bonus	Bonus Award	Percentage of Award to Target
Stephen Kaufer (1)	100%	$700,000	$525,000	75%
Ernst Teunissen	75%	$318,750	$255,000	80%
Seth Kalvert	66%	$284,750	$227,800	80%
Dermot M. Halpin	50%	$200,000	$180,000	90%
Barrie Seidenberg	50%	$200,000	$195,000	98%
(1)

Upon consideration of Mr. Kaufer’s accomplishments during fiscal 2016, the Compensation Committee determined to pay Mr. Kaufer’s bonus at 75% of target; however, 1/3 of the target bonus (or $175,000) was paid in cash, 1/3 was paid in a fully vested award of restricted stock units, or RSUs, and 1/3 was paid in a fully vested award of stock options.

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on TripAdvisor’s share price. Equity awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

Typically, equity awards have been in the form of awards of RSUs and/or options to purchase shares of TripAdvisor common stock or some combination of the two. Stock options have an exercise price equal to the market price of TripAdvisor common stock on the date of grant, and, therefore, provide value to our named executive officers only if our stock price increases. Stock options generally vest over a period of four years. We believe stock options incentivize our named executive officers to sustain increases in stockholder value over extended periods of time. RSUs are a promise to issue shares of our common stock in the future provided the named executive officer remains employed with us through the award’s vesting period. RSUs generally vest over a period of four years. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives.

The Compensation Committees review various factors considered by management when they establish TripAdvisor’s equity award grant pool including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	dilution rates, taking into account projected headcount growth and employee turnover,
•	non-cash compensation as a percentage of earnings before interest, taxes, depreciation and amortization,
•	equity compensation utilization by peer companies,
•	general economic conditions, and
•	competitive compensation market data regarding award values.

For specific awards to our named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	individual performance and future potential of the executive,
•	the overall size of the equity award pool,
•	award value relative to other TripAdvisor executives,
•	the value of previous awards and amount of outstanding unvested equity awards,
•	competitive compensation market data, to the degree that the available data is comparable, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our named executive officers. After consideration of the factors discussed above, in February 2016, the Section 16 Committee granted the equity awards described below in connection with our annual equity awards program.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs
Ernst Teunissen	$999,978	-	15,845
Seth Kalvert	$1,699,799	34,950	13,468
Dermot M. Halpin	$2,499,735	51,398	19,806
Barrie Seidenberg	$2,499,735	51,398	19,806

Each of the equity awards described above vests in four equal annual installments commencing on February 15, 2017.  The stock options are exercisable at a price of $63.11 per share.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers also participate in employee benefits programs available to our employees generally, including, for named executive officers residing in the United States, the TripAdvisor Retirement Savings Plan. Under this plan, TripAdvisor matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to tax limits. Prior to his relocation from the United Kingdom to the United States, Mr. Halpin participated in our UK pension scheme, pursuant to which we match 100% of participant contributions, up to the first 5% of eligible compensation.  Following his relocation to the United Stated, Mr. Halpin was eligible for the benefits described above with respect to the TripAdvisor Retirement Savings Plan.

In addition, we provide other benefits to our named executive officers on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.

In situations where a named executive officer is required to relocate, TripAdvisor also provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits.  In 2015, Mr. Halpin relocated from the United Kingdom to our corporate headquarters in Needham, Massachusetts and received such relocation support as disclosed in the Summary Compensation Table. In connection with Mr. Halpin’s relocation to the United States, the Company and Mr. Halpin entered into a new employment agreement providing for, among other things, the payment of Mr. Halpin’s compensation in U.S. Dollars.  Pursuant to that new employment agreement, the Company also agreed to reimburse Mr. Halpin for fees and expenses associated with the preparation of this 2016 and 2017 tax returns and a personal travel allowance of $20,000 per year as well as a tax-gross up payment on the personal travel benefits.

TripAdvisor also sponsors a Global Personal Travel Reimbursement program generally available to all employees, including our named executive officers, that provides for reimbursement of up to $750 a year for leisure travel that is arranged using one of the TripAdvisor Media Group family of products and provides all employees, including our named executive officers, an annual holiday bonus in the form of a gift card as well as a tax gross-up payment on the value of the gift card.

Compensation Program and Other Policies

Executive Compensation Recovery or “Clawback”

TripAdvisor has an executive compensation recovery, or clawback, provision in our form of award agreements providing for recoupment of equity compensation. Each of TripAdvisor’s equity award documents provides that in the event an employee is terminated for Cause (as defined in the 2011 Plan) or resigns within two years after any event or circumstance that would have been grounds for termination of employment for Cause, then the employee agrees that certain equity securities issued to such employee (whether or not vested) may be forfeited and cancelled in their entirety upon such termination of employment. In such event, TripAdvisor may cause the employee to either (i) return the equity securities or shares of common stock issued upon exercise or vesting of such securities, or (ii) pay to TripAdvisor an amount equal to the aggregate amount, if any, that the employee had previously realized in respect of any and all shares of common stock acquired upon exercise or vesting of such equity awards.

We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements or amend our existing documents once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Insider Trading and Hedging Policy

TripAdvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants designed to ensure compliance with relevant SEC regulations, including insider trading rules. TripAdvisor’s Insider Trading Policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of TripAdvisor securities.  These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts.  The policy also prohibits the pledge or use of company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board of Directors adopted guidelines which require that our named executive officers,  and members of our Board own shares of our common stock to further align their interests with those of our stockholders.  These guidelines require that our named executive officers and directors must directly hold securities having market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary, as set forth below:

•	For our President and Chief Executive Officer, four times his annual base salary;
•	For all other named executive officers, two times his or her annual base salary; and
•	For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, 100% of shares of common stock and 50% of vested “in-the-money” stock options are counted.   Individuals subject to these guidelines are required to achieve the relevant ownership threshold on or before the later of December 31, 2020 or five years after commencing service when service begins after the guidelines were adopted.

These stock ownership guidelines were established after consideration of the Compensation Committees’ review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s stockholders.

Code of Business Conduct and Ethics

In February 2016, our Board of Directors adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors.  A copy of the Code of Business Conduct and Ethics is posted on our website at http://ir.tripadvisor.com/index.cfm.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for our named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and
•

Data regarding compensation for certain executive officer positions  from recent proxy statements and other SEC filings of peer companies, which include: (i) direct industry competitors, and (ii) non-industry companies with which TripAdvisor commonly competes for talent (including both regional and national competitors).

The Compensation Committees retained Compensia to periodically review the compensation peer group and to recommend possible changes.  Our business model is somewhat unique. We use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users.  Accordingly, Compensia identified comparable companies focusing on publicly-traded companies in the business to consumer (“B2C”) and software industries.

In October 2015, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing our executive officers’ 2016 base salaries, 2016 annual bonus targets and 2016 equity awards.  In November 2016, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing and considering our executive officers’ 2017 annual bonus targets, 2017 base salaries and 2017 equity awards.   The newly-approved peer group eliminates two companies that were acquired and are no longer public reporting companies and adds three companies to more closely align with TripAdvisor’s revenues while also positioning TripAdvisor near the 50th percentile of market capitalization.

Following is a list of the companies currently constituting our peer group:

B2C Internet Companies	Software Companies

Expedia, Inc.	Akamai Technologies, Inc.
Groupon, Inc.	ANSYS, Inc.
IAC/InterActiveCorp.	Citrix Systems, Inc.
Match Group, Inc.	Intuit Inc.
Netflix Inc.	RedHat, Inc.
Pandora Media, Inc.	Splunk, Inc.
priceline.com Incorporated	VeriSign, Inc.
Shutterfly, Inc.	Workday, Inc.
Twitter, Inc. Wayfair Inc. Yelp, Inc. Zillow Group

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but does not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to their chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as “performance-based compensation” for purposes of Section 162(m). The Compensation Committees endeavor to structure the compensation of our executive officers to qualify as “performance-based compensation” when it deems such qualification to be in the best interests of TripAdvisor and its stockholders. Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to our executive officers in appropriate circumstances.

For purposes of enabling TripAdvisor to deduct the compensation paid to and recognized by our named executive officers in accordance with Section 162(m) of the Code, the Compensation Committees sought to design the annual bonuses awarded to our named executive officers for 2016 to qualify as “performance-based compensation” as described under “Compensation Program Elements – Annual Bonuses” above.

Post-Employment Compensation

Change in Control

Our 2011 Plan originally provided that equity awards granted to certain executive officers would be entitled to accelerated vesting of certain of their outstanding and unvested equity awards in the event of a Change in Control of TripAdvisor (i.e. a “single trigger” acceleration provision).  In August 2013, after further evaluation of the “single trigger” acceleration provisions, the Compensation Committees determined that future equity awards made under the 2011 Plan would not be entitled to “single trigger” acceleration and, instead, the award agreements with respect to such equity awards would provide that any acceleration of vesting of the equity awards would be subject to “double trigger” rather than “single trigger” acceleration.  This means that accelerated vesting of outstanding and unvested equity awards granted on or after August 28, 2013, would only occur upon both a change in control and qualified termination of employment.

In June 2016, our stockholders approved an amended and restated 2011 Plan which, among other matters, disallowed any acceleration of prospectively granted equity awards upon a “single trigger” and provided for acceleration of all equity awards upon the death of a participant.

For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

Severance

The Company has entered into employment agreements with each of Messrs. Kaufer, Kalvert and Teunissen and offer letters with each of Mr. Halpin and Ms. Seidenberg.  The offer letter entered into with Ms. Seidenberg was amended pursuant to a Transition Services Agreement entered into in November 2016 in anticipation of Ms. Seidenberg transitioning from her position as Chief Executive Officer, Attractions.  Pursuant to these agreements, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the heading “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Singh Cassidy and Messrs.  Maffei and Nishar and the Section 16 Committee consists of Ms. Singh Cassidy and Mr. Nishar. None of Ms. Singh Cassidy or Messrs. Maffei or Nishar was an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2016.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee (the “Compensation Committees”) of the Board of Directors. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TripAdvisor’s 2017 Proxy Statement.

No portion of this Compensation Committees Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Members of the Compensation Committee:Sukhinder Singh Cassidy (Chairperson)

Dipchand (Deep) Nishar

Gregory B. Maffei

Members of the Section 16 Committee:Sukhinder Singh Cassidy (Chairperson)

Dipchand (Deep) Nishar

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation earned by our Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers for services rendered in 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Stephen Kaufer (4) President and Chief Executive Officer	2016 2015 2014	700,000 700,000 500,000	525,000 770,000 700,000	— — —	— — —		8,110 8,110 7,960	1,233,110 1,478,110 1,207,960

Ernst Teunissen (5) Senior Vice President, Chief Financial Officer, and Treasurer	2016 2015	425,000 61,712	255,000 53,125	999,978 1,999,940	— 4,999,156		8,110 5,508	1,688,088 7,119,441

Seth J. Kalvert Senior Vice President, General Counsel and Secretary	2016 2015 2014	420,817 398,475 385,000	227,800 236,694 192,500	849,965 799,934 384,482	849,834 799,906 1,152,948		13,110 13,110 7,960	2,361,526 2,248,119 2,122,890

Dermot M. Halpin (6) President, Vacation Rentals and Attractions	2016 2015 2014	398,423 433,177 498,425	180,000 211,336 229,276	1,249,957 374,986 374,983	1,249,778 374,948 948,928	(7)	58,346 274,020 248,110	3,136,504 1,668,467 2,299,722

Barrie Seidenberg (8) Chief Executive Officer, Attractions	2016 2015 2014	392,115 350,000 100,000	195,000 175,000 136,875	1,249,957 749,972 1,513,205	1,249,778 749,896 504,539		5,160 5,160 160	3,092,010 2,030,028 2,254,779

(1)	The amounts reported in this column represent bonuses (cash and non-cash) paid to all executive officers in 2017, 2016 and 2015 for annual performance in 2016, 2015 and 2014.
(2)

These equity awards are described in more detail in the tables below.  We have disclosed the assumptions made in the valuation of the stock awards in “Note 4 - Stock Based Awards and Other Equity Based Instruments” in the notes to our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	See table below for information regarding the 2016 amounts reported.
(4)

In consideration for services rendered in fiscal 2016 and fiscal 2015, the Compensation Committee determined to pay Mr. Kaufer’s annual bonus in the form of cash and non-cash and amounts described above represent the cash and non-cash forms of annual bonus.  For 2015, Mr. Kaufer’s bonus was paid $630,000 in cash and $140,000 in equity.  For 2016, Mr. Kaufer’s bonus was paid $175,000 in cash and $350,000 in equity.

(5)

Mr. Teunissen’s employment commenced on November 9, 2015 and the base salary in 2015 reflects only salary earned after his employment commenced.  The bonus amount in 2015 was pro-rated for the term of service in that year.

(6)

Mr. Halpin’s base salary was paid in GBP until October 1, 2015, after which Mr. Halpin relocated to the United States and his base salary began to be paid in USD.  The portion of Mr. Halpin’s compensation paid in GBP has been converted from GBP to USD at an exchange rate of 1.48 USD:1 GBP for 2015 (which was the exchange rate on December 31, 2015) and 1.64 USD:1 GBP for 2014 (which was the average exchange rate for the year ended December 31, 2014).

(7)	Includes $574,124 of incremental fair value attributable to a modification of a stock option granted on February 27, 2013.
(8)	Ms. Seidenberg’s employment commenced on August 8, 2014 and the base salary in 2014 reflects only salary earned after her employment commenced.

2016 All Other Compensation

Name	Gift Card ($)(a)	Matching Charitable Donation ($)(b)	Employer Retirement Contributions ($)(c)	Relocation Expenses ($)(d)	Tax Gross-Ups ($)(e)	Other ($)(f)	Total ($)
Stephen Kaufer	100	—	7,950	—	60	—	8,110
Ernst Teunissen	100	—	7,950	—	60	—	8,110
Seth J. Kalvert	100	5,000	7,950	—	60	—	13,110
Dermot M. Halpin	100	—	7,950	1,150	17,831	31,315	58,346
Barrie Seidenberg	100	5,000	—	—	60	—	5,160
(a)	Represents the amount of a gift card that was given to all employees as a holiday bonus.
(b)	Represents matching charitable contributions made by The TripAdvisor Charitable Foundation on behalf of the named executive officers.
(c)

Represents matching contributions under the TripAdvisor Retirement Savings Plan as in effect through December 31, 2016, pursuant to which TripAdvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

(d)

Represents reimbursement of expenses associated with relocation including a housing allowance, home leave, and education assistance for Mr. Halpin’s family in relation to his move from the United Kingdom to the United States.

(e)

For all named executive officers except Mr. Halpin, this amount represents a gross-up for the holiday gift card.  For Mr. Halpin, the amount represents a tax gross-up in relation to the holiday gift card and expenses associated with a personal travel allowance.

(f)	Represents a personal travel allowance of $20,000 per year and reimbursement of $11,315 for personal tax services.

Grants of Plan-Based Awards

The table below provides information regarding the plan-based awards granted to our named executive officers in 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Stephen Kaufer (2)
Stock Options	2/22/2016	—	5,756	63.11	139,961

Ernst Teunissen
RSUs	2/22/2016	15,845	—	—	999,978

Seth J. Kalvert
Stock Options	2/22/2016	—	34,950	63.11	849,834
RSUs	2/22/2016	13,468	—	—	849,965

Dermot M. Halpin
Stock Options	2/22/2016	—	51,398	63.11	1,249,778
RSUs	2/22/2016	19,806	—	—	1,249,957

Barrie Seidenberg
Stock Options	2/22/2016	—	51,398	63.11	1,249,778
RSUs	2/22/2016	19,806	—	—	1,249,957

(1)

The amounts reported represent the aggregate grant date fair value computed in accordance with U.S. generally accepted accounting principles, or GAAP, and may not correspond to the actual value that will be realized by the executive. See footnote (2) in the Summary Compensation Table above for more information regarding the determination of the grant date fair value of these awards.

(2)

Represents equity grant in connection with non-cash portion of bonus for services rendered in 2015.   As a result, the grant date fair value of such award is included in the Summary Compensation Table in the bonus for 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of stock options and RSUs by our named executive officers as of December 31, 2016. The market value of the RSUs is based on the closing price of TripAdvisor common stock on the NASDAQ Stock Market on December 30, 2016, the last trading day of the year, which was $46.37 per share.

		Option Awards						Stock Awards
	Grant	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Date(1)	Exercisable		Unexercisable		($)	Date			($)
Stephen Kaufer	2/23/2010	54,113	(2)	—		23.76	2/23/2017	—		—
	3/1/2011	70,785	(2)	—		20.87	3/1/2018	—		—
	11/30/2011	235,950	(2)	—		29.48	11/30/2018	—		—
	5/4/2012	250,000	(2)	—		40.20	5/4/2022	—		—
	8/28/2013	—		1,100,000	(3)	72.52	8/28/2020	—		—
	2/22/2016	—		5,756	(4)	63.11	2/22/2026	—		—

Ernst Teunissen	12/1/2015	—		—		—	—	12,058	(5)	559,129
	12/1/2015	—		141,424	(6)	82.93	12/1/2025	—		—
	2/22/2016	—		—		—	—	15,845	(7)	734,733

Seth J. Kalvert	3/1/2011	7,079	(2)	—		20.87	3/1/2018	—		—
	8/25/2011	17,697	(2)	—		28.86	8/25/2018	—		—
	11/30/2011	7,079	(2)	—		29.48	11/30/2018	—		—
	5/4/2012	50,000	(2)	—		40.20	5/4/2022	—		—
	2/28/2013	37,855		12,618	(4)	45.54	2/28/2023	—		—
	2/21/2014	12,264		12,262	(4)	96.92	2/21/2024	—		—
	2/21/2014	—		—		—	—	1,983	(7)	91,952
	2/26/2015	5,651		16,950	(4)	89.86	2/26/2025	—		—
	2/26/2015	—		—		—	—	6,676	(7)	309,566
	2/22/2016	—		34,950	(4)	63.11	2/22/2026	—		—
	2/22/2016	—		—		—	—	13,468	(7)	624,511

Dermot M. Halpin	11/30/2011	6,595	(2)	—		29.48	11/30/2018	—		—
	2/27/2013	2,809		6,404	(4)	45.27	2/27/2023	—		—
	2/27/2013	—		—		—	—	1,071	(7)	49,662
	2/27/2013	40,200	(8)			45.27	2/27/2020	—		—
	2/21/2014	3,987		3,986	(4)	96.92	2/21/2024	—		—
	2/21/2014	—		—		—	—	1,934	(7)	89,680
	2/26/2015	2,649		7,945	(4)	89.86	2/26/2025	—		—
	2/26/2015	—		—		—	—	3,129	(7)	145,092
	2/22/2016	—		51,398	(4)	63.11	2/22/2026	—		—
	2/22/2016	—		—		—	—	19,806	(7)	918,404

Barrie Seidenberg	8/8/2014	307		307	(9)	21.55	5/9/2023	—		—
	8/8/2014	5,608		5,607	(10)	95.29	8/8/2024	—		—
	8/8/2014	—		—		—	—	2,646	(11)	122,695
	8/8/2014	—		—		—	—	5,293	(11)	245,436
	2/26/2015	5,297		15,891	(4)	89.86	2/26/2025	—		—
	2/26/2015	—		—		—	—	6,259	(7)	290,230
	2/22/2016	—		51,398	(4)	63.11	2/22/2026	—		—
	2/22/2016	—		—		—	—	19,806	(7)	918,404

(1)

Generally, represents the date on which the original award was approved by the appropriate compensation committee, as applicable. All awards with a grant date prior to December 20, 2011, were awarded by Expedia and were converted into equity awards for TripAdvisor common stock upon effectiveness of the Spin-Off.   Certain awards granted to Ms. Seidenberg were awarded by Viator pursuant to the Viator 2010 Stock Incentive Plan which was assumed by TripAdvisor.

(2)	Options vest in four equal annual installments commencing on the first anniversary of the grant date.

(3)	Options vest in two equal installments on each of August 28, 2017 and August 28, 2018.
(4)	Options vest in four equal installments commencing on February 15th in each of the first four years following the date of grant.
(5)	The RSUs vest on November 9, 2017.
(6)	Options vest in two equal installments on each of November 9, 2018 and November 9, 2019.
(7)	RSUs vest in four equal installments commencing on February 15th in each of the four years following the date of grant.
(8)	All of the options became exercisable on February 1, 2016.
(9)	Options vest in two equal installments on each of January 25, 2017 and February 25, 2017.
(10)	Options vest in two equal annual installments on each of August 8, 2017 and August 8, 2018.
(11)	RSUs vest in two equal installments on each of August 8, 2017 and August 8, 2018.

Option Exercises and Stock Vested

The following table sets forth all stock option awards exercised and the taxable income realized upon exercise and all other stock awards vested and the taxable income realized upon vesting by the named executive officers during 2016.

		Option Awards		Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting ($)(4)
Stephen Kaufer	2/24/2016	72,124	3,808,147	—	—
	2/24/2016	28,314	1,441,749	—	—

Ernst Teunissen	11/9/2016	—	—	12,058	760,860

Seth Kalvert	2/15/2016	—	—	3,218	196,523
	9/20/2016	4,129	150,296	—	—

Dermot Halpin	2/12/2016	—	—	3,083	188,279
	3/3/2016	10,000	200,228	—	—
	3/7/2016	10,000	208,076	—	—
	5/11/2016	5,000	183,720	—	—
	6/6/2016	12,000	481,920	—	—
	8/9/2016	20,000	315,286	—	—
	8/24/2016	10,000	165,045	—	—

Barrie Seidenberg	2/15/2016	—	—	2,087	127,453
	8/8/2016	—	—	3,970	241,416
	9/22/2016	3,834	150,254	—	—
	9/22/2016	286	14,208	—	—
	9/26/2016	154	6,175	—	—
	10/25/2016	153	6,452	—	—

(1)

The amounts reported in this column represent the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)

The amounts reported in this column represent the taxable income of the shares acquired upon exercise of vested stock options calculated by multiplying (i) the number of shares of TripAdvisor’s common stock to which the exercise of the option is related by (ii) the difference between the market price of TripAdvisor’s common stock at exercise and the exercise price of the options.

(3)

The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(4)

The amounts reported in this column represent the taxable income of the shares acquired upon the vesting of RSUs calculated by multiplying the gross number of vested shares subject to the RSUs by the closing price of TripAdvisor common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements or offer letters provide our named executive officers with accelerated vesting of outstanding and unvested equity awards or severance payments in the event of a change in control of TripAdvisor and/or upon the termination of employment or material adverse modification of his or her employment with TripAdvisor under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Change of Control Provisions in TripAdvisor’s 2011 Plan

The 2011 Plan provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment by the Company during the two-year period following a change in control other than for “cause” or “disability,” each as defined in the 2011 Plan, or by the participant for “good reason,” as defined in the 2011 Plan, during such period, stock options and stock appreciation rights held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the change in control and the expiration of the term of the option or stock appreciation right, and the restrictions and conditions on all other awards will automatically be deemed waived.

The Board determined it was in the best interest of the Company to allow for an acceleration of equity awards upon a Termination of Employment by reason of death of the participant.  This change was included in the 2011 Plan approved by our stockholders in June 2016.

Stephen Kaufer Employment Agreement

In March 2014, the Company entered into an employment agreement with Mr. Kaufer. Previously, the Company did not have an employment agreement with Mr. Kaufer. The agreement has a term of five years.

Pursuant to the employment agreement, in the event that Mr. Kaufer’s employment terminates by reason of his death or disability, then:

•	TripAdvisor will pay Mr. Kaufer (or his estate) his base salary through the end of the month in which the termination occurs;
•	any outstanding unvested equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and
•	any unvested stock options held by Mr. Kaufer at the time of termination shall remain exercisable through the earlier of 18 months following termination or the scheduled expiration of the option.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below) and such termination occurs during the period commencing three months immediately prior to a Change in Control (as defined below) and ending 24 months immediately following the Change in Control, then:

•	TripAdvisor will pay him cash severance in an amount equal to 24 months of his base salary;

•

TripAdvisor will pay him in cash an amount equal to the premiums charged by TripAdvisor to maintain COBRA health insurance coverage for him and his eligible dependents for each month between the date of termination and 18 months thereafter;

•	TripAdvisor will pay to him a lump sum in cash equal to his annual target bonus, without pro-ration or adjustment;
•	all equity awards held by him that are outstanding and unvested shall immediately vest in full; and
•

Mr. Kaufer will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination is not in connection with a Change in Control, then:

•	TripAdvisor will continue to pay Mr. Kaufer’s base salary through 12 months following the date of termination;
•

TripAdvisor will consider in good faith the payment of an annual bonus on a pro rata basis and based on actual performance for the year in which termination of employment occurs, any such payment to be paid based on actual performance during the year of termination;

•	TripAdvisor will pay COBRA health insurance coverage for Mr. Kaufer and his eligible dependents for 12 months following termination;
•

all equity awards held by Mr. Kaufer that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that awards that vest less frequently than annually will be treated as though such awards vested annually);

•

any equity awards that do not vest in connection with a termination of employment shall remain outstanding for three months following termination, provided that there will be no additional vesting with respect to such awards unless a Change in Control occurs within such three-month period; and

•

Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kaufer executing and not revoking a separation and release in favor of TripAdvisor.  Each of the payments set forth above shall be offset by the amount of any cash compensation earned by Mr. Kaufer from another employer during the 12 months following his termination of employment.

With respect to Mr. Kaufer’s equity awards granted in August 2013 and thereafter, either Mr. Kaufer agreed to waive the single trigger acceleration right upon a change in control or the award was issued pursuant to the amended and restated 2011 Plan which did not include this benefit.  As a result, Mr. Kaufer’s awards will only accelerate upon a “double trigger.”

Mr. Kaufer has also agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, during the term of his employment and through the period ending 18 months after the termination of employment.

Seth J. Kalvert Employment Agreement

Effective May 19, 2016, the Company entered into an employment agreement with Mr. Kalvert, with a two-year term.

Pursuant to the employment agreement with Mr. Kalvert, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.   In the event that he terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the executive’s employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

TripAdvisor will pay COBRA health insurance coverage for Mr. Kalvert and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Kalvert that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Kalvert will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Kalvert agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Ernst Teunissen Employment Agreement

On October 6, 2015, the Company entered into an agreement with Mr. Teunissen, effective November 9. 2015.  Such employment agreement commenced on November 9, 2015 and expires on March 31, 2018, unless sooner terminated in accordance with its terms.

Pursuant to the employment agreement with Mr. Teunissen, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.  In the event that he terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the executive’s employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;

•

TripAdvisor will pay COBRA health insurance coverage for Mr. Teunissen and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Teunissen that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Teunissen will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Teunissen executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Teunissen agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Dermot M. Halpin Offer Letter

On February 15, 2016, the Company entered into an offer letter with Dermot Halpin effective October 1, 2015. Pursuant to the offer letter, in the event that Mr. Halpin terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below), then:

•	TripAdvisor will continue to pay Mr. Halpin his base salary for a period of six months following termination;
•	TripAdvisor will pay COBRA health insurance coverage for Mr. Halpin and his eligible dependents for a period of six months following termination; and
•

TripAdvisor will consider, in good faith, the acceleration of vesting of the equity awards held by Mr.  Halpin as of the termination date that otherwise would have vested during the six-month period following termination of employment (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually).

Mr. Halpin previously entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Mr. Halpin agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) nine months after the termination of employment.

Barrie Seidenberg Offer Letter

The Company entered into an offer letter, effective August 8, 2014, with Ms. Seidenberg on substantially the same terms as those described above for Mr. Halpin.  In November 2016, Ms. Seidenberg informed the Company of her intention to transition from her position as Chief Executive Officer of Attractions in order to pursue other opportunities.  In order to provide for the transition of Ms. Seidenberg’s responsibilities, TripAdvisor and Ms. Seidenberg entered into a Transition Services Agreement, dated November 17, 2016 (the “Transition Agreement”), pursuant to which Ms. Seidenberg agreement to remain with the Company on a full-time basis for a transition period (the “Transition Period”).

Under the Transition Agreement and subject to the terms and conditions therein, in exchange for Ms. Seidenberg’s continued service during the Transition Period, the Company and Ms. Seidenberg agreed to the following:

•	Ms. Seidenberg will continue to to receive her base salary during the transition period.
•

If Ms. Seidenberg resigns from the Company or is terminated by the Company without Cause, in either case, after April 30, 2017, then Ms. Seidenberg will receive (i) an amount equal to nine months of her then current base salary, less applicable withholding taxes or other similar governmental payments or charges, (ii) an amount in cash equal to COBRA health insurance coverage for her and her eligible dependents for a period of nine months following termination.

•

If Ms. Seidenberg is terminated by the Company without Cause prior to April 30, 2017, then Ms. Seidenberg will receive (i) an amount equal to her then current base salary from the separation date through January 31, 2018, less applicable withholding taxes or other similar governmental payments or charges, (ii) an amount in cash equal to COBRA health insurance coverage for her and her eligible dependents for the period from the separation date through January 31, 2018.

•

Any equity awards issued to Ms. Seidenberg that are outstanding and unvested as of the separation date which would, but for a termination of employment, have vested on or before December 31, 2017 will accelerate and become fully vested and exercisable.

•

Any vested options to purchase TripAdvisor shares shall remain exercisable through the date that is 18 months following her separation date or, if earlier, through the scheduled expiration date of such options.

•	Upon separation, the Company shall consider in good faith the payment of an annual bonus on a pro rata basis for 2017.

The offer letter between Ms. Seidenberg and the Company was superceded and replaced by the Transition Agreement, except to the extent that certain provisions and obligations of the offer letter were expressly preserved and incorporated by reference to the Transition Agreement.

Definitions

Under the employment agreements and offer letters, “Cause” means: (i) the plea of guilty or nolo contendere to, or conviction for, a felony offense by the executive; provided, however, that after indictment, TripAdvisor may suspend the executive from rendition of services but without limiting or modifying in any other way TripAdvisor’s obligations under the applicable employment agreement, (ii) a material breach by the executive of a fiduciary duty owed to TripAdvisor or its subsidiaries, (iii) material breach by the executive of certain covenants of the applicable employment agreement, (iv) the willful or gross neglect by the executive of the material duties required by the applicable employment agreement or (v) a knowing and material violation by the executive of any TripAdvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of the conduct described in clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided with written notice thereof.

Under the employment agreements and offer letters as well as under the 2011 Plan, “Change in Control” shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty TripAdvisor Holdings, Inc. and its affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc. and its respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by our stockholders of a complete liquidation or dissolution of the Company.

Under the employment agreements and offer letters, “Good Reason” means the occurrence of any of the following without the executive’s prior written consent: (A) TripAdvisor’s material breach of any material provision of the applicable employment agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at TripAdvisor,  (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 20 miles outside of their location of employment; provided that in no event shall the executive’s resignation be for “Good Reason” unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and the executive provides TripAdvisor with written notice thereof within 30 days after the executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that the executive believes constitutes Good Reason, (y) TripAdvisor fails to correct the event or circumstance so identified within 30 days after receipt of such notice, and (z) the executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

For a description and quantification of change in control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination of Change in Control.”

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers upon termination of his or her employment in the following circumstances: (i) a termination of employment by TripAdvisor without Cause not in connection with a Change in Control, (ii) resignation by him or her for Good Reason not in connection with a Change in Control, (iii) a Change in Control or (iv) a termination of employment by TripAdvisor without Cause or by him or her for Good Reason in connection with a Change in Control.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2016 and that the price of TripAdvisor common stock on which certain of the calculations are based was the closing price of $46.37 per share on the NASDAQ Stock Market on December 30, 2016, the last trading day in 2016. These amounts are estimates of the incremental amounts that would be paid out to each named executive officer upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefit	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Stephen Kaufer
Salary	700,000	700,000	—	1,400,000
Bonus (1)	700,000	700,000	—	700,000
Equity Awards (vesting accelerated)	—	—	—	—
Health & Benefits (2)	22,437	22,437	—	33,660
Total estimated value	1,422,437	1,422,437	—	2,133,660

Ernst Teunissen
Salary	531,250	531,250	—	531,250
Bonus (1)	318,750	318,750	—	318,750
Equity Awards (vesting accelerated)	742,847	742,847	—	1,293,862
Health & Benefits (2)	25,800	25,800	—	25,800
Total estimated value	1,618,647	1,618,647	—	2,169,662

Seth J. Kalvert
Salary	584,375	584,375	—	584,375
Bonus (1)	284,750	284,750	—	284,750
Equity Awards (vesting accelerated)	315,870	315,870	10,523	1,036,552
Health & Benefits (2)	30,855	30,855	—	30,855
Total estimated value	1,215,850	1,215,850	10,523	1,936,532

Dermot M. Halpin
Salary	200,000	200,000	—	200,000
Bonus (1)	—	—	—	—
Equity Awards (vesting accelerated)	379,535	379,535	—	1,209,882
Health & Benefits (2)	11,220	11,220	—	11,220
Total estimated value	590,755	590,755	—	1,421,102

Barrie Seidenberg (3)
Salary	433,333	—	—	433,333
Bonus (1)	150,000	150,000	—	150,000
Equity Awards (vesting accelerated)	518,107	—	—	1,584,385
Health & Benefits (2)	24,791	—	—	24,791
Total estimated value	1,126,231	150,000	—	2,192,509

(1)	Represents target bonus for 2016, the payment of which the Company must consider in good faith, in both cases pursuant to the terms of the employment agreement.
(2)	Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the officer’s employment agreement.
(3)

Amounts in column entitled “Termination w/o Cause or for Good Reason in connection with Change in Control ($)” assume a Change in Control and termination without Cause.  Amounts payable in connection with a Change in Control and resignation for Good Reason would be Salary - $0, Bonus - $150,000, Equity Awards $1,584,385  and Health & Benefits - $0.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding shares of common stock that may be issued under TripAdvisor’s equity compensation plans consisting of the 2011 Plan, the Viator Inc. 2010 Stock Incentive Plan, and the Non-Employee Director Deferred Compensation Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	8,674,801	(1)	$57.60	(2)	15,051,221
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	8,674,801		—		15,051,221
(1)

Includes (i) 5,817,401 shares of common stock issuable upon the exercise of outstanding options, of which 21,549 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 2,855,738 shares of common stock issuable upon the vesting of RSUs, and (iii) 1,662 shares reserved for issuance of common stock issuable upon exercise of options granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(2)	Since RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

DIRECTOR COMPENSATION

Overview

The Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of TripAdvisor common stock to further align their interests with those of our stockholders. Each non-employee director of TripAdvisor is eligible to receive the following compensation:

•	an annual cash retainer of $50,000, paid in equal quarterly installments;
•

an RSU award with a value of $250,000 (based on the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the date of grant), upon such director’s election to office, subject to vesting in full on the first anniversary of the grant date and, in the event of a Change in Control (as defined in the 2011 Plan), full acceleration of vesting;

•	an annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairperson); and
•	an additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairperson of the Compensation Committees.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board of Directors.

TripAdvisor employees do not receive compensation for services as directors. Accordingly, Mr. Kaufer does not receive any compensation for his service as a director.

Non-Employee Director Deferred Compensation Plan

Under TripAdvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of TripAdvisor, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2016 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of TripAdvisor for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	65,000	249,998	314,998
Dipchand (Deep) Nishar (4)	61,250	249,998	311,248
Jeremy Philips (4)	68,750	249,998	318,748
Spencer M. Rascoff	70,000	249,998	319,998
Albert Rosenthaler (5)	44,368	399,956	444,324
Sukhinder Singh Cassidy	75,000	249,998	324,998
Robert S. Wiesenthal	80,000	249,998	329,998
(1)

The amounts reported in this column represent the annual cash retainer amounts for services in 2016, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of the Company common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.

(2)

The amounts reported in this column represent the aggregate grant date fair value of RSU awards computed in accordance with GAAP. These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the non-employee directors from their awards.

(3)	As of December 31, 2016, Messrs. Maffei, Philips, Wiesenthal, Nishar, Rascoff, and Ms. Singh Cassidy each held 4,481 unvested RSUs. As of December 31, 2016, Mr. Rosenthaler held 6,178 unvested RSU’s.
(4)	Effective June 23, 2016, Mr. Nishar was appointed to serve on the Compensation Committee and Mr. Philips was re-assigned from the Compensation Committee to the Audit Committee.
(5)	Mr. Rosenthaler was appointed to the Board of Directors on February 3, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 24, 2017, relating to the beneficial ownership of TripAdvisor’s capital stock by (i) each person or entity known to TripAdvisor to own beneficially more than 5% of the outstanding shares of TripAdvisor’s common stock or Class B common stock, (ii) each director and director nominee of TripAdvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts, 02494.

Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 24, 2017, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 128,411,141 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 24, 2017.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	30,959,751	(1)	21.9	12,799,999	(1)	100	57.0
12300 Liberty Boulevard Englewood, CO 80112
Baillie Gifford & Co	12,417,263	(2)	8.8	0		0	4.8
Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland, UK
The Vanguard Group	10,442,791	(3)	7.4	0		0	4.1
100 Vanguard Blvd Malvern, PA 19355
Jackson Square Partners, LLC	8,225,449	(4)	5.8	0		0	3.2
101 California Street, Suite 3750, San Francisco, CA 94111
BlackRock, Inc.	8,177,397	(5)	5.8	0		0	3.2
55 East 52nd Street New York, NY 10022
Brown Advisory LLC	7,073,249	(6)	5.0	0		0	2.8
901 South Bond Street, Baltimore, MD 21231

Named Executive Officers and Directors
Gregory B. Maffei	12,332	(7)	*	0		0	*
Stephen Kaufer	1,012,317	(8)	*	0		0	*
Dipchand (Deep) Nishar	9,025		*	0		0	*
Jeremy Philips	16,037		*	0		0	*
Spencer M. Rascoff	9,025		*	0		0	*
Albert Rosenthaler	6,178		*	0		0	*
Sukhinder Singh Cassidy	12,037		*	0		0	*
Robert S. Wiesenthal	16,037		*	0		0	*
Ernst Teunissen	10,770		*	0		0	*
Seth J. Kalvert	181,682	(9)	*	0		0	*
Dermot M. Halpin	86,400	(10)	*	0		0	*
Barrie Seidenberg	29,052	(11)	*	0		0	*
All executive officers, directors and director nominees as a group (13 persons)	1,400,892	(12)	*	0		0	*

*	The percentage of shares beneficially owned does not exceed 1% of the class.
(1)

Based on information contained in a Schedule 13D/A filed with the SEC on July 1, 2016, by LTRIP .  Consists of 18,159,752 shares of common stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2017, by Ballie Gifford & Co. (“BG&C”). According to the Schedule 13G/A, BG&C beneficially owns and has sole dispositive power with respect to 12,417,263 shares of common stock but only has sole voting power with respect to 8,311,500 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2017, by The Vanguard Group (“Vanguard”). According to the Schedule 13G/A, Vanguard beneficially owns 10,442,791 shares of common stock and has sole voting power with respect to 178,752 shares, shared voting power with respect to 20,111 shares, sole dispositive power with respect to 10,239,718 shares and shared dispositive power with respect to 203,073 shares.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2016, by Jackson Square Partners, LLC (“Jackson”). According to the Schedule 13G, Jackson beneficially owns and has sole dispositive power with respect to 8,225,449 shares of common stock but only has sole voting power with respect to 2,824,824 shares.

(5)

Based solely on information contained in a Schedule 13G/A filed with the SEC on January 27, 2017, by BlackRock, Inc. According to the Schedule 13G, BlackRock beneficially owns and has sole dispositive power with respect to 8,177,397 shares of common stock but only has sole voting power with respect to 7,052,909 shares.

(6)

Based solely on information contained in a Schedule 13G/A filed with the SEC on March 10, 2017, by Brown Advisory Incorporated (“BA”). According to the Schedule 13G/A, BA beneficially owns 7,073,249 shares of common stock and has sole voting power with respect to 5,755,193 shares, shared voting power with respedct to 6,627 shares and shared dispositive power with respect to all of the shares.

(7)

Includes 1,938 shares of common stock that are held by the Maffei Foundation.  Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation.

(8)	Includes options to purchase 571,933 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 24, 2017.
(9)	Includes options to purchase 170,762 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 24, 2017.
(10)	Includes options to purchase 80,136 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 24, 2017.
(11)	Represents options to purchase 29,052 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 24, 2017.
(12)	Includes options to purchase 851,883 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 24, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, TripAdvisor officers and directors and persons who beneficially own more than 10% of a registered class of TripAdvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish TripAdvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to TripAdvisor and/or written representations that no additional forms were required, TripAdvisor believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2016.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

In general, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and our stockholders.

The legal and accounting departments work with business units throughout TripAdvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of TripAdvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	TripAdvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of TripAdvisor and our stockholders.

Related Person Transactions

Relationship between Expedia and TripAdvisor

Upon consummation of the Spin-Off, Expedia was considered a related party under GAAP based on a number of factors, including, among others, common ownership of our shares and those of Expedia.  However, we no longer consider Expedia a related party.   For purposes of governing certain of the ongoing relationships between us and Expedia at and after the Spin-Off, and to provide for an orderly transition, we and Expedia entered into various agreements at the time of the Spin-Off, under which TripAdvisor has satisfied its obligations. However, TripAdvisor continues to be subject to certain post-spin obligations under the Tax Sharing Agreement between TripAdvisor and Expedia.

Under the Tax Sharing Agreement, we are generally required to indemnify Expedia for any taxes resulting from the Spin-Off (and any related interest, penalties, legal and professional fees, and all costs and damages associated with related stockholder litigation or controversies) to the extent such amounts resulted from (i) any act or failure to act by us described in the covenants in the Tax Sharing Agreement, (ii) any acquisition of our equity securities or assets or those of a member of our group, or (iii) any failure of the representations with respect to us or any member of our group to be true or any breach by us or any member of our group of any covenant, in each case, which is contained in the separation documents or in the documents relating to the IRS private letter ruling and/or the opinion of counsel. Refer to “Note 10 – Income Taxes” in the Company’s Annual Report on Form 10-K for information regarding the status of completed and ongoing IRS audits of our consolidated income tax returns with Expedia.

Relationship among Liberty, LTRIP and TripAdvisor

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.

As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 14.1% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.9% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is generally entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 57.0% of our voting power.  As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

TripAdvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. TripAdvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. TripAdvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows TripAdvisor to “incorporate by reference” the information that TripAdvisor’s files with the SEC, which means that TripAdvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. TripAdvisor incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 17, 2017.

ANNUAL REPORTS

TripAdvisor’s Annual Report to Stockholders for 2017, which includes our Annual Report on Form 10-K for the year ended December 31, 2016 (not including exhibits), is available at http://ir.tripadvisor.com/annual-proxy.cfm. Upon written request to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, TripAdvisor will provide, without charge, an additional copy of TripAdvisor’s 2016 Annual Report on Form 10-K. TripAdvisor will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing TripAdvisor’s corporate website at www.tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2018 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in TripAdvisor’s proxy materials for presentation at the 2018 Annual Meeting of Stockholders must ensure that their proposal is received by TripAdvisor no later than December 29, 2017, at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2018 Annual Meeting of Stockholders without inclusion of the proposal in TripAdvisor’s proxy materials are required to provide notice of such proposal to TripAdvisor at its principal executive offices no later than March 14, 2018.  TripAdvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 26, 2017

TRIPADVISOR, INC. 400 1st Avenue NEEDHAM, MA 02494

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M60335-Z60597	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPADVISOR, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3
1. Election of Directors				☐	☐	☐
01) Gregory B. Maffei		05) Spencer M. Rascoff
02) Stephen Kaufer		06) Albert E. Rosenthaler
03) Dipchand (Deep) Nishar		07) Sukhinder Singh Cassidy
04) Jeremy Philips 07) Robert S. Wiesenthal	03) Jonathan F. Miller 07) Robert S. Wiesenthal 04) Dipchand (Deep) Nishar	08) Robert S. Wiesenthal 07) Robert S. Wiesenthal	03) Jonathan F. Miller 07) Robert S. Wiesenthal 04) Dipchand (Deep) Nishar
Each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.

								For	Against	Abstain
2. To ratify the appointment of KPMG LLP as TripAdvisor, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.								☐	☐	☐
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.						☐
(see reverse for instructions)
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)						Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

M60336-Z60597

TRIPADVISOR, INC.

Annual Meeting of Stockholders

June 22, 2017 at 1:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, Eastern Time on June 22, 2017, at the Residence Inn, 80 B Street, Needham, MA  02494, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side